Exhibit 23


               INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11145 on Form S-3 and 333-25261, 333-73041,
333-73075 on Form S-8 of Otter Tail Power Company of our report dated January 26, 2001, incorporated by reference in this Annual Report on Form 10-K of Otter Tail Power Company for the year ended December 31, 2000.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Minneapolis, Minnesota
March 27, 2001